Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2022 First Quarter Earnings

Contact: Linda Simmons, EVP, CFO

Brockton, Massachusetts (April 28, 2022): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $12.3 million, or $0.25 per diluted share, for the first quarter of 2022, compared to net income of $12.6 million, or $0.25 per diluted share, for the preceding quarter and $19.4 million, or $0.37 per basic and diluted share, for the same period last year.

Selected First Quarter Financial Highlights:

●	Return on average assets was 1.08% and return on average equity was 7.35%.
●	Commercial loan growth of $123.3 million, or 5.5%.
●	Core deposit growth of $109.5 million, or 3.6%.
●	Net interest margin increased 2 basis points to 3.21%.
●	Strong credit quality with nonperforming assets to total assets down 22 basis points to 0.57%.
●	Announced fourth share repurchase program after completing third share repurchase program at $14.64 per share.
●	Raised quarterly dividend rate 40%, from $0.05 to $0.07 per quarter.

“We remain focused on the core fundamentals of deposit and loan growth, as we continue to invest in building out our small business banking team and tools. The launch of our new BusinessOne lending platform for small businesses will provide our business banking customers with quick access to the capital they need to help them achieve their growth objectives” said James Blake, CEO. “We continue to be responsive to the challenges in the residential mortgage market in this rising rate environment, continuously assessing our operational costs, and making the necessary staff and expense adjustments” added Joseph Casey, President and COO.

Net Interest Income

The Company’s net interest and dividend income was $33.3 million for the quarter ended March 31, 2022, down $715,000, or 2.1%, from $34.0 million for the quarter ended December 31, 2021 and up $1.2 million, or 3.8%, from $32.1 million for the quarter ended March 31, 2021. The tax equivalent interest rate spread and net interest margin were 3.12% and 3.21%, respectively, for the quarter ended March 31, 2022, compared to 3.10% and 3.19%, respectively, for the quarter ended December 31, 2021, and 2.99% and 3.14%, respectively, for the quarter ended March 31, 2021. On a linked-quarter basis, the decrease in net interest and dividend income primarily reflects decreases in fees recognized in connection with U.S. Small Business Administration Paycheck Protection Program (“PPP”) loans, accretion income and prepayment penalties as compared to the prior quarter, partially offset by increased rates on investments. The cost of funds was flat at 25 basis points.

The $751,000 decrease in total interest and dividend income primarily reflected a decrease in interest income on loans. The three months ended March 31, 2022 and December 31, 2021 include the recognition of deferred fees on PPP loans in the amount of $487,000 and $1.2 million, respectively. Interest on loans in the first quarter included $284,000 in accretion income from the fair value discount on loans acquired in connection with the merger with Coastway Bancorp, Inc. and $305,000 in prepayment penalties on commercial loans. Accretion income and prepayment penalties in the preceding quarter were $634,000 and $861,000, respectively.

The increase in net interest and dividend income from the prior year quarter reflected a decrease of $1.5 million, or 38.6%, in total interest expense, partially offset by a $245,000, or 0.7%, decrease in total interest and dividend income. The decreases reflect rate and volume changes in both interest-bearing assets and liabilities. The cost of interest-bearing liabilities decreased 21 basis points, while the average balance increased $60.7 million. The yield on interest-earning assets decreased 8 basis points, while the average balance increased $60.4 million.

Noninterest Income

Total noninterest income decreased $103,000, or 0.5%, to $19.1 million for the quarter ended March 31, 2022, from $19.2 million for the quarter ended December 31, 2021. Softening demand for mortgage loans resulted in mortgage loan closings of $253.8 million and a gain on loan sales of $5.3 million for the quarter ended March 31, 2022, compared to $451.4 million in mortgage closings and $10.1 million in gain on sales for the preceding quarter. The change in the fair value of derivatives included in mortgage banking income was a positive $1.0 million for the three months ended March 31, 2022, as compared to a negative $2.6 million for the three months ended December 31, 2021.

The change in the fair value of mortgage servicing rights positively impacted mortgage banking income; resulting in an increase of $5.3 million in the fair value of mortgage servicing rights for the three months ended March 31, 2022; as compared to a decrease of $245,000 in the fair value of mortgage servicing rights for the three months ended December 31, 2021. The 10-year Treasury Constant Maturity rate increased 80 basis points versus the fourth quarter of 2021, and prepayments slowed. The change in the fair value of the mortgage servicing rights is generally consistent with the change in the 10-year Treasury Constant Maturity rate. As interest rates rise and prepayment speeds slow, mortgage servicing rights values tend to increase; conversely, as interest rates fall and prepayment speeds quicken, mortgage servicing rights values tend to decrease.

Deposit account fees decreased $311,000, or 6.5%, to $4.5 million for the quarter ended March 31, 2022, from $4.8 million for the quarter ended December 31, 2021. Other income for the quarter ended March 31, 2022 increased $245,000. The fourth quarter of 2021 included a write-off of $431,000 on a direct interest-rate swap related to a non-accrual loan, and no such write-off was recorded in the first quarter of 2022.

Total noninterest income decreased $18.7 million, or 49.6%, as compared to the quarter ended March 31, 2021, primarily due to a $19.6 million, or 59.8%, decrease in mortgage banking income, driven by the decrease in loan closings and narrowing gain-on-sale margins. The decrease in mortgage banking income was offset by a $620,000 increase in deposit account fees.

Noninterest Expense

Total noninterest expenses were $34.8 million for the quarter ended March 31, 2022, a decrease of $3.4 million, or 8.8%, from the quarter ended December 31, 2021. The decrease primarily reflects the decrease in compensation and benefits, consistent with the decrease in residential mortgage loan closings at HarborOne Mortgage, LLC (“HarborOne Mortgage”).

Total noninterest expenses decreased $8.0 million, or 18.6%, from the quarter ended March 31, 2021. Compensation and benefits decreased $6.7 million and loan expenses decreased $2.0 million, consistent with the decrease in residential mortgage loan closings.

Income Tax Provision

The effective tax rate was 28.5% for the quarter ended March 31, 2022, compared to 23.2% for the quarter ended December 31, 2021 and 28.1% for the quarter ended March 31, 2021. The effective tax rate for the quarter ended December 31, 2021 was impacted by the recognition of a net tax benefit in the amount of $754,000 for a reserve release upon the expiration of the applicable statute of limitations.

Asset Quality and Allowance for Credit Losses

Effective January 1, 2022, the Company adopted Accounting Standards Update No. 2016-13, commonly referred to as CECL, which requires the measurement of expected lifetime credit losses for financial assets measured at amortized cost, as well as unfunded commitments that are considered off-balance sheet credit exposures. CECL requires that the allowance for credit losses (“ACL”) be calculated based on current expected credit losses over the full remaining expected life of the financial assets and also consider expected future changes in macroeconomic conditions. Upon adoption of CECL on January 1, 2022, the Company’s ACL on loans decreased by $1.3 million, and the ACL on unfunded commitments increased by $3.9 million for a net increase of $2.6 million. The after-tax impact of $1.9 million was recognized as a one-time, cumulative-effect adjustment that decreased retained earnings.

Credit quality performance has remained strong with total nonperforming assets of $26.1 million at March 31, 2022, compared to $36.2 million at December 31, 2021 and $32.9 million at March 31, 2021. Nonperforming assets as a percentage of total assets were 0.57% at March 31, 2022, 0.79% at December 31, 2021, and 0.71% at March 31, 2021. The decrease in nonperforming assets was primarily due to the resolution of one credit in the amount of $8.8 million, previously included in the office at-risk sector, for which the Company also recorded a $2.8 million charge off in the first quarter of 2022.

Net charges-offs totaled $2.7 million, or 0.30% of average loans outstanding on an annualized basis, for the quarter ended March 31, 2022. Net charge-offs totaled $1.2 million, or 0.13% of average loans outstanding on an annualized basis, for the quarter ended December 31, 2021, and net charge-offs totaled $102,000, or 0.01% of average loans outstanding on an annualized basis, for the quarter ended March 31, 2021.

The ACL was $41.8 million, or 1.12% of total loans, at March 31, 2022, compared to $45.4 million, or 1.26% of total loans, at December 31, 2021 and $55.4 million, or 1.60% of total loans, at March 31, 2021. The ACL on unfunded commitments, included in other liabilities on the unaudited Consolidated Balance Sheets, amounted to $3.8 million at March 31, 2022, and there was no ACL on unfunded commitments at December 31, 2021.

Although we have not experienced any significant negative trends in the at-risk sectors previously identified, Management continues to monitor commercial loan sectors that may be susceptible to increased credit risk as a result of the COVID-19 pandemic: retail, office space, hotels, restaurants, and recreation. The five commercial sectors identified as at-risk totaled $835.2 million at March 31, 2022, which represents 35.1% of the commercial loan portfolio. The at-risk sectors include $712.7 million in commercial real estate loans, $73.8 million in commercial and industrial loans, and $48.7 million in commercial construction loans. Non-performing loans included in the at-risk sectors amounted to $10.8 million at March 31, 2022, the majority of which was included in the hotels sector.

Balance Sheet

Total assets increased $37.9 million, or 0.8%, to $4.59 billion at March 31, 2022 from $4.55 billion at December 31, 2021. The increase primarily reflects an increase of $129.6 million in loans, partially offset by decreases of $55.0 million in cash and cash equivalents and $32.5 million in securities available for sale. Securities available for sale were negatively impacted by unrealized losses of $30.0 million as March 31, 2022, as compared to $3.6 million of unrealized losses as of December 31, 2021.

Loans increased $129.6 million, or 3.6%, to $3.74 billion at March 31, 2022, from $3.61 billion at December 31, 2021. The increase in loans for the three months ended March 31, 2022 was primarily due to an increase in total commercial loans of $123.3 million and residential real estate loans of $34.9 million, partially offset by a decrease in consumer loans of $28.6 million. As of March 31, 2022, outstanding PPP loans amounted to $13.6 million, and there was $462,000 in deferred processing fee income. We expect to complete the forgiveness process for the remaining PPP loans by the end of the second quarter of 2022.

Total deposits were $3.76 billion at March 31, 2022 and $3.68 billion at December 31, 2021. Compared to the prior quarter, non-certificate accounts increased $109.5 million, and term certificate accounts decreased $30.2 million. FHLB borrowings were flat at $55.7 million at March 31, 2022 and December 31, 2021.

Total stockholders’ equity was $649.1 million at March 31, 2022, compared to $679.3 million at December 31, 2021 and $698.1 million at March 31, 2021. Stockholders’ equity decreased 4.4% when compared to the prior quarter, as earnings were offset by share repurchases and elevated levels of unrealized losses on available-for-sale investment securities included in other comprehensive income. The Company completed its third share repurchase program on March 25, 2022 of 2,668,159 shares at an average price of $14.64. The Company announced a fourth share repurchase program on April 12, 2022, under which it may repurchase up to 2,526,134 shares of the Company’s common stock, or approximately 5% of the Company’s outstanding shares. The tangible-common-equity-to-tangible-assets ratio was 12.75% at March 31, 2022, 13.53% at December 31, 2021, and 13.77% at March 31, 2021. At March 31, 2022, the Company and the Bank had strong capital positions and exceeded all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered savings bank. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 30 full-service branches located in Massachusetts and Rhode Island, and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with more than 30 offices in Massachusetts, Rhode Island, and New Hampshire, and is licensed to lend in seven additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, ongoing disruptions due to the COVID-19 pandemic and the measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; changes in general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in customer behavior; turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; increases in loan default and charge-off rates; changes related to the discontinuation and replacement of LIBOR; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; acquisitions may not produce results at levels or within time frames originally anticipated; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest and future pandemics; changes in regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The Company’s management believes that the supplemental non-GAAP information, which consists of the tax equivalent basis for yields, the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2022	2021	2021	2021	2021

Assets

Cash and due from banks	$41,862	$35,549	$42,589	$41,328	$37,074
Short-term investments	97,870	159,170	277,050	374,319	281,451
Total cash and cash equivalents	139,732	194,719	319,639	415,647	318,525

Securities available for sale, at fair value	361,529	394,036	390,552	353,848	304,168
Federal Home Loan Bank stock, at cost	5,931	5,931	6,828	7,241	7,572
Asset held for sale	678	881	881	—	—
Loans held for sale, at fair value	25,690	45,642	77,052	103,886	210,494
Loans:
Commercial real estate	1,816,484	1,699,877	1,573,284	1,561,873	1,559,056
Commercial construction	154,059	136,563	152,685	107,585	112,187
Commercial and industrial	410,787	421,608	414,814	467,479	499,728
Total commercial loans	2,381,330	2,258,048	2,140,783	2,136,937	2,170,971
Residential real estate	1,252,920	1,217,980	1,160,689	1,096,370	1,062,229
Consumer	103,100	131,705	156,272	186,430	228,279
Loans	3,737,350	3,607,733	3,457,744	3,419,737	3,461,479
Less: Allowance for credit losses on loans	(41,765)	(45,377)	(47,988)	(51,273)	(55,384)
Net loans	3,695,585	3,562,356	3,409,756	3,368,464	3,406,095
Mortgage servicing rights, at fair value	45,043	38,268	36,540	35,955	33,939
Goodwill	69,802	69,802	69,802	69,802	69,802
Other intangible assets	2,930	3,164	3,399	3,723	4,047
Other assets	244,405	238,606	252,645	257,856	251,316
Total assets	$4,591,325	$4,553,405	$4,567,094	$4,616,422	$4,605,958

Liabilities and Stockholders' Equity

Deposits:
Demand deposit accounts	$771,172	$743,051	$756,917	$800,118	$777,959
NOW accounts	310,090	313,733	300,577	250,099	224,869
Regular savings and club accounts	1,218,656	1,138,979	1,144,595	1,123,123	1,113,450
Money market deposit accounts	864,316	858,970	832,441	832,006	861,867
Term certificate accounts	597,746	627,916	659,850	682,594	696,438
Total deposits	3,761,980	3,682,649	3,694,380	3,687,940	3,674,583
Long-term borrowed funds	55,702	55,711	55,720	87,479	97,488
Subordinated debt	34,191	34,159	34,128	34,096	34,064
Other liabilities and accrued expenses	90,387	101,625	102,834	101,436	101,750
Total liabilities	3,942,260	3,874,144	3,887,062	3,910,951	3,907,885

Common stock	591	585	585	585	585
Additional paid-in capital	477,302	469,934	468,526	467,194	465,832
Unearned compensation - ESOP	(29,002)	(29,461)	(29,921)	(30,380)	(30,840)
Retained earnings	332,734	325,699	315,683	305,831	294,116
Treasury stock	(113,513)	(85,859)	(73,723)	(38,588)	(31,460)
Accumulated other comprehensive income (loss)	(19,047)	(1,637)	(1,118)	829	(160)
Total stockholders' equity	649,065	679,261	680,032	705,471	698,073

Total liabilities and stockholders' equity	$4,591,325	$4,553,405	$4,567,094	$4,616,422	$4,605,958

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except share data)	2022	2021	2021	2021	2021

Interest and dividend income:
Interest and fees on loans	$33,576	$34,177	$33,680	$34,106	$33,860
Interest on loans held for sale	264	501	665	852	1,324
Interest on securities	1,701	1,541	1,293	793	585
Other interest and dividend income	61	134	170	136	78
Total interest and dividend income	35,602	36,353	35,808	35,887	35,847

Interest expense:
Interest on deposits	1,621	1,651	2,050	2,302	2,720
Interest on FHLB borrowings	188	193	431	531	552
Interest on subordinated debentures	523	524	524	524	523
Total interest expense	2,332	2,368	3,005	3,357	3,795

Net interest and dividend income	33,270	33,985	32,803	32,530	32,052

Provision for credit losses	338	(1,436)	(1,627)	(4,286)	91

Net interest and dividend income, after provision for credit losses	32,932	35,421	34,430	36,816	31,961

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	5,322	10,063	12,756	14,262	24,802
Changes in mortgage servicing rights fair value	5,285	(245)	(992)	(2,552)	3,409
Other	2,558	3,359	3,882	4,075	4,515
Total mortgage banking income	13,165	13,177	15,646	15,785	32,726

Deposit account fees	4,472	4,783	4,658	4,546	3,852
Income on retirement plan annuities	107	109	108	106	104
Gain on sale and call of securities, net	—	—	241	—	—
Bank-owned life insurance income	483	506	515	508	493
Other income	834	589	842	758	634
Total noninterest income	19,061	19,164	22,010	21,703	37,809

Noninterest expenses:
Compensation and benefits	20,723	24,564	24,760	25,146	27,454
Occupancy and equipment	5,428	4,923	4,765	4,702	5,256
Data processing	2,241	2,244	2,205	2,362	2,343
Loan expense	478	732	1,323	1,250	2,435
Marketing	1,218	1,120	880	831	813
Professional fees	1,539	1,443	1,362	1,487	1,583
Deposit insurance	349	345	341	332	320
Prepayment penalties on Federal Home Loan Bank advances	—	—	1,095	—	—
Other expenses	2,859	2,817	2,543	2,488	2,598
Total noninterest expenses	34,835	38,188	39,274	38,598	42,802

Income before income taxes	17,158	16,397	17,166	19,921	26,968

Income tax provision	4,891	3,807	4,907	5,645	7,576

Net income	$12,267	$12,590	$12,259	$14,276	$19,392

Earnings per common share:
Basic	$0.26	$0.26	$0.25	$0.28	$0.37
Diluted	$0.25	$0.25	$0.24	$0.27	$0.37
Weighted average shares outstanding:
Basic	47,836,410	48,918,539	49,801,123	51,778,293	52,537,409
Diluted	48,690,420	49,828,379	50,663,415	52,650,071	53,000,830

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For the Three Months Ended March 31,
(dollars in thousands, except share data)	2022	2021	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$33,576	$33,860	$(284)	(0.8)%
Interest on loans held for sale	264	1,324	(1,060)	(80.1)
Interest on securities	1,701	585	1,116	190.8
Other interest and dividend income	61	78	(17)	(21.8)
Total interest and dividend income	35,602	35,847	(245)	(0.7)

Interest expense:
Interest on deposits	1,621	2,720	(1,099)	(40.4)
Interest on FHLB borrowings	188	552	(364)	(65.9)
Interest on subordinated debentures	523	523	—	0.0
Total interest expense	2,332	3,795	(1,463)	(38.6)

Net interest and dividend income	33,270	32,052	1,218	3.8

Provision for credit losses	338	91	247	271.4

Net interest and dividend income, after provision for credit losses	32,932	31,961	971	3.0

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	5,322	24,802	(19,480)	(78.5)
Changes in mortgage servicing rights fair value	5,285	3,409	1,876	55.0
Other	2,558	4,515	(1,957)	(43.3)
Total mortgage banking income	13,165	32,726	(19,561)	(59.8)

Deposit account fees	4,472	3,852	620	16.1
Income on retirement plan annuities	107	104	3	2.9
Bank-owned life insurance income	483	493	(10)	(2.0)
Other income	834	634	200	31.5
Total noninterest income	19,061	37,809	(18,748)	(49.6)

Noninterest expenses:
Compensation and benefits	20,723	27,454	(6,731)	(24.5)
Occupancy and equipment	5,428	5,256	172	3.3
Data processing	2,241	2,343	(102)	(4.4)
Loan expense	478	2,435	(1,957)	(80.4)
Marketing	1,218	813	405	49.8
Professional fees	1,539	1,583	(44)	(2.8)
Deposit insurance	349	320	29	9.1
Other expenses	2,859	2,598	261	10.0
Total noninterest expenses	34,835	42,802	(7,967)	(18.6)

Income before income taxes	17,158	26,968	(9,810)	(36.4)

Income tax provision	4,891	7,576	(2,685)	(35.4)

Net income	$12,267	$19,392	$(7,125)	(36.7)%

Earnings per common share:
Basic	$0.26	$0.37
Diluted	$0.25	$0.37
Weighted average shares outstanding:
Basic	47,836,410	52,537,409
Diluted	48,690,420	53,000,830

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$393,364	$1,701	1.75%	$394,301	$1,541	1.55%	$271,357	$585	0.87%
Other interest-earning assets	150,569	61	0.16	286,026	134	0.19	180,526	78	0.18
Loans held for sale	29,842	264	3.59	63,833	501	3.11	193,426	1,324	2.78
Loans
Commercial loans (2)	2,291,343	22,095	3.91	2,165,739	22,658	4.15	2,161,076	20,780	3.90
Residential real estate loans (2)	1,220,703	10,142	3.37	1,171,608	9,870	3.34	1,084,292	10,340	3.87
Consumer loans (2)	118,242	1,339	4.59	143,577	1,649	4.56	253,014	2,740	4.39
Total loans	3,630,288	33,576	3.75	3,480,924	34,177	3.90	3,498,382	33,860	3.93
Total interest-earning assets	4,204,063	35,602	3.43	4,225,084	36,353	3.41	4,143,691	35,847	3.51
Noninterest-earning assets	326,811			337,310			330,257
Total assets	$4,530,874			$4,562,394			$4,473,948
Interest-bearing liabilities:
Savings accounts	$1,165,683	366	0.13	$1,147,855	247	0.09	$1,058,820	537	0.21
NOW accounts	301,279	36	0.05	300,459	40	0.05	212,282	37	0.07
Money market accounts	858,792	303	0.14	839,977	307	0.15	861,518	560	0.26
Certificates of deposit	522,211	729	0.57	543,208	878	0.64	608,089	1,444	0.96
Brokered deposits	100,000	187	0.76	100,000	179	0.71	100,000	142	0.58
Total interest-bearing deposits	2,947,965	1,621	0.22	2,931,499	1,651	0.22	2,840,709	2,720	0.39
FHLB advances	55,706	188	1.37	55,714	193	1.37	102,383	552	2.19
Subordinated debentures	34,173	523	6.21	34,144	524	6.09	34,048	523	6.23
Total borrowings	89,879	711	3.21	89,858	717	3.17	136,431	1,075	3.20
Total interest-bearing liabilities	3,037,844	2,332	0.31	3,021,357	2,368	0.31	2,977,140	3,795	0.52
Noninterest-bearing liabilities:
Noninterest-bearing deposits	738,578			768,361			706,274
Other noninterest-bearing liabilities	86,763			92,034			93,380
Total liabilities	3,863,185			3,881,752			3,776,794
Total stockholders' equity	667,689			680,642			697,154
Total liabilities and stockholders' equity	$4,530,874			$4,562,394			$4,473,948
Tax equivalent net interest income		33,270			33,985			32,052
Tax equivalent interest rate spread (3)			3.12%			3.10%			2.99%
Less: tax equivalent adjustment		—			—			—
Net interest income as reported		$33,270			$33,985			$32,052
Net interest-earning assets (4)	$1,166,219			$1,203,727			$1,166,551
Net interest margin (5)			3.21%			3.19%			3.14%
Tax equivalent effect			—			—			—
Net interest margin on a fully tax equivalent basis			3.21%			3.19%			3.14%
Average interest-earning assets to average interest-bearing liabilities	138.39%			139.84%			139.18%

Supplemental information:
Total deposits, including demand deposits	$3,686,543	$1,621		$3,699,860	$1,651		$3,546,983	$2,720
Cost of total deposits			0.18%			0.18%			0.31%
Total funding liabilities, including demand deposits	$3,776,422	$2,332		$3,789,718	$2,368		$3,683,414	$3,795
Cost of total funding liabilities			0.25%			0.25%			0.42%

(1) Includes securities available for sale. Interest income from tax exempt securities is computed on a tax equivalent basis using a tax rate of 21%. There were no tax exempt securities in the quarters presented.

(2) Includes nonaccruing loan balances and interest received on such loans.
(3) Tax equivalent interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

	(in thousands)

Interest-earning assets:
Investment securities (1)	$393,364	$394,301	$358,927	$325,205	$271,357
Other interest-earning assets	150,569	286,026	372,892	397,979	180,526
Loans held for sale	29,842	63,833	84,399	115,240	193,426
Loans
Commercial loans (2)	2,291,343	2,165,739	2,121,432	2,152,105	2,161,076
Residential real estate loans (2)	1,220,703	1,171,608	1,121,898	1,064,481	1,084,292
Consumer loans (2)	118,242	143,577	170,366	205,856	253,014
Total loans	3,630,288	3,480,924	3,413,696	3,422,442	3,498,382
Total interest-earning assets	4,204,063	4,225,084	4,229,914	4,260,866	4,143,691
Noninterest-earning assets	326,811	337,310	347,060	339,438	330,257
Total assets	$4,530,874	$4,562,394	$4,576,974	$4,600,304	$4,473,948
Interest-bearing liabilities:
Savings accounts	$1,165,683	$1,147,855	$1,136,131	$1,118,494	$1,058,820
NOW accounts	301,279	300,459	283,725	231,075	212,282
Money market accounts	858,792	839,977	832,340	853,586	861,518
Certificates of deposit	522,211	543,208	570,570	589,964	608,089
Brokered deposits	100,000	100,000	100,000	100,000	100,000
Total interest-bearing deposits	2,947,965	2,931,499	2,922,766	2,893,119	2,840,709
FHLB advances	55,706	55,714	84,438	96,823	102,383
Subordinated debentures	34,173	34,144	34,111	34,080	34,048
Total borrowings	89,879	89,858	118,549	130,903	136,431
Total interest-bearing liabilities	3,037,844	3,021,357	3,041,315	3,024,022	2,977,140
Noninterest-bearing liabilities:
Noninterest-bearing deposits	738,578	768,361	756,927	784,521	706,274
Other noninterest-bearing liabilities	86,763	92,034	90,366	88,577	93,380
Total liabilities	3,863,185	3,881,752	3,888,608	3,897,120	3,776,794
Total stockholders' equity	667,689	680,642	688,366	703,184	697,154
Total liabilities and stockholders' equity	$4,530,874	$4,562,394	$4,576,974	$4,600,304	$4,473,948

	Annualized Yield Trend - Quarters Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Interest-earning assets:
Investment securities (1)	1.75%	1.55%	1.43%	0.98%	0.87%
Other interest-earning assets	0.16%	0.19%	0.18%	0.14%	0.18%
Loans held for sale	3.59%	3.11%	3.13%	2.97%	2.78%
Commercial loans (2)	3.91%	4.15%	4.19%	4.11%	3.90%
Residential real estate loans (2)	3.37%	3.34%	3.31%	3.67%	3.87%
Consumer loans (2)	4.59%	4.56%	4.50%	4.44%	4.39%
Total loans	3.75%	3.90%	3.91%	4.00%	3.93%
Total interest-earning assets	3.43%	3.41%	3.36%	3.38%	3.51%

Interest-bearing liabilities:
Savings accounts	0.13%	0.09%	0.13%	0.17%	0.21%
NOW accounts	0.05%	0.05%	0.06%	0.07%	0.07%
Money market accounts	0.14%	0.15%	0.19%	0.20%	0.26%
Certificates of deposit	0.57%	0.64%	0.76%	0.84%	0.96%
Brokered deposits	0.76%	0.71%	0.64%	0.62%	0.58%
Total interest-bearing deposits	0.22%	0.22%	0.28%	0.32%	0.39%
FHLB advances	1.37%	1.37%	2.03%	2.20%	2.19%
Subordinated debentures	6.21%	6.09%	6.09%	6.17%	6.23%
Total borrowings	3.21%	3.17%	3.20%	3.23%	3.20%
Total interest-bearing liabilities	0.31%	0.31%	0.39%	0.45%	0.52%

(1) Includes securities available for sale.
(2) Includes nonaccruing loan balances and interest received on such loans.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Performance Ratios (annualized):	2022	2021	2021	2021	2021
(dollars in thousands)

Return on average assets (ROAA)	1.08%	1.10%	1.07%	1.24%	1.73%

Return on average equity (ROAE)	7.35%	7.40%	7.12%	8.12%	11.13%

Total noninterest expense	$34,835	$38,188	$39,274	$38,598	$42,802
Less: Amortization of other intangible assets	235	235	324	324	324
Total adjusted noninterest expense	$34,600	$37,953	$38,950	$38,274	$42,478

Net interest and dividend income	$33,270	$33,985	$32,803	$32,530	$32,052
Total noninterest income	19,061	19,164	22,010	21,703	37,809
Total revenue	$52,331	$53,149	$54,813	$54,233	$69,861

Efficiency ratio (1)	66.12%	71.41%	71.06%	70.57%	60.80%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

	At or for the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Asset Quality	2022	2021	2021	2021	2021
(dollars in thousands)

Total nonperforming assets	$26,109	$36,186	$36,514	$32,731	$32,886

Nonperforming assets to total assets	0.57%	0.79%	0.80%	0.71%	0.71%

Allowance for credit losses on loans to total loans	1.12%	1.26%	1.39%	1.50%	1.60%

Net charge-offs	$2,730	$1,174	$1,658	$(175)	$102

Annualized net charge-offs/average loans	0.30%	0.13%	0.19%	(0.02)%	0.01%

Allowance for credit losses on loans to nonperforming loans	159.96%	125.60%	131.52%	158.08%	171.18%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
Capital and Share Related	2022	2021	2021	2021	2021
(dollars in thousands, except share data)

Common stock outstanding	51,257,696	52,390,478	53,232,110	55,735,623	56,228,762

Book value per share	$12.66	$12.97	$12.77	$12.66	$12.41

Tangible common equity:
Total stockholders' equity	$649,065	$679,261	$680,032	$705,471	$698,073
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets (1)	2,930	3,164	3,399	3,723	4,047
Tangible common equity	$576,333	$606,295	$606,831	$631,946	$624,224

Tangible book value per share (2)	$11.24	$11.57	$11.40	$11.34	$11.10

Tangible assets:
Total assets	$4,591,325	$4,553,405	$4,567,094	$4,616,422	$4,605,958
Less: Goodwill	69,802	69,802	69,802	69,802	69,802
Less: Other intangible assets	2,930	3,164	3,399	3,723	4,047
Tangible assets	$4,518,593	$4,480,439	$4,493,893	$4,542,897	$4,532,109

Tangible common equity / tangible assets (3)	12.75%	13.53%	13.50%	13.91%	13.77%

(1) Other intangible assets are core deposit intangibles.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Segments Statements of Net Income

(Unaudited)

	HarborOne Mortgage			HarborOne Bank
	For the Quarter Ended			For the Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
	2022	2021	2021	2022	2021	2021

	(in thousands)

Net interest and dividend income	$350	$571	$1,250	$33,424	$33,909	$31,248
Provision for credit losses	—	—	—	338	(1,436)	91
Net interest and dividend income, after provision for loan losses	350	571	1,250	33,086	35,345	31,157
Mortgage banking income:
Gain on sale of mortgage loans	5,322	10,063	24,802	—	—	—
Intersegment gain (loss)	837	496	662	(608)	(720)	(662)
Changes in mortgage servicing rights fair value	4,695	(315)	3,123	590	70	286
Other	2,325	3,108	4,215	233	251	300
Total mortgage banking income (loss)	13,179	13,352	32,802	215	(399)	(76)
Other noninterest income (loss)	9	7	(8)	5,887	5,980	5,091
Total noninterest income	13,188	13,359	32,794	6,102	5,581	5,015
Noninterest expense	7,761	10,467	18,057	26,825	27,396	24,463
Income before income taxes	5,777	3,463	15,987	12,363	13,530	11,709
Provision for income taxes	1,541	664	4,333	3,557	3,060	3,435
Net income	$4,236	$2,799	$11,654	$8,806	$10,470	$8,274

HarborOne Bancorp, Inc.

COVID Loans at Risk as of March 31, 2022

(Unaudited)

	At Risk Sectors
								Percent
						Total		at risk
						at risk	Total	sector
	Retail	Office Space	Hotels	Restaurants	Recreation	sectors	loans	to total

	(dollars in thousands)

Commercial real estate	$249,010	$182,041	$251,081	$16,183	$14,351	$712,666	$1,816,484	39.2%
Commercial and industrial	31,811	12,858	3,134	21,786	4,193	73,782	410,787	18.0
Commercial construction	19,076	1,028	9,342	18,575	696	48,717	154,059	31.6
Total	$299,897	$195,927	$263,557	$56,544	$19,240	$835,165	$2,381,330	35.1%

PPP loans, net of fees	$522	$—	$1,252	$1,706	$1,251	$4,731	$13,155	36.0%
Nonaccrual loans	$49	$—	$10,752	$—	$—	$10,801	$26,109	41.4%